SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

Ember Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	033-13474-NY	01-3341552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 East 57th Street, 24th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 406-6243

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

On March 15, 2016, we entered into an Asset Purchase Agreement (the “Agreement”) with Intercytex, Ltd., a company incorporated in England and Wales (“Intercytex”). Under the Agreement, we acquired all assets related to Intercytex’s regenerative medicine technology known as ICX-RHY/Vavelta™. ICX-RHY is a suspension of human dermal fibroblasts (HDFs) in cell storage medium, which has demonstrated an ability [in clinical / preclinical trials] to repair and rejuvenate skin. It has been designed to improve the structure, function and appearance of skin damaged by medical conditions such as Epidermolysis bullosa, scarring and associated scar contractures, or the aging process. When injected into the skin, the HDFs are believed to remodel and lay down collagen and other extracellular matrix proteins within the dermis.  The HDFs begin producing collagen, which leads to skin improvement. ICX-RHY is being developed primarily for medical applications, but has also demonstrated utility in aesthetics.

Under the Agreement, we have acquired all material assets currently owned by Intercytex, including clinical trial data and files, patents, trademarks, formulation, proposed formulations, contracts, working inventory, marketing material, websites, and licenses. The purchase price for the Intercytex assets was $2 million, paid as follows:

  1,538,462 shares of common stock, valued at $1 million pursuant to the pricing formula set forth in the Agreement; and

  Warrants to purchase 1,538,462 shares of common stock at purchase price of $0.65, exercisable for a period of five (5) years. The Warrants were valued at $1 million pursuant to the pricing formula set forth in the Agreement.

In addition, we agreed to assume and pay certain liabilities of Intercytex in the approximate amount of £60,000. Further, we have agreed to assume certain ongoing contractual obligations related to the maintenance of the ICX-RHY technology, including ongoing agreements with patent agents and cell storage facilities.

Finally, we have also agreed to make the following milestone payments to Intercytex in the future:

  A one-time fee to be paid within thirty days of the commercial launch of Vavelta™ in the U.S.; and

  A one-time milestone payment to be paid upon reaching a certain level of sales of Vavelta™.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 -- Unregistered Sales of Equity Securities

The disclosures set forth above regarding issuance of common stock and warrants to Intercytex is incorporated herein by reference. The issuance of such shares and warrants was exempt from registration under Section 4(2) of the Securities Act.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement with Intercytex, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ember Therapeutics, Inc.

/s/ Joseph Hernandez

Joseph Hernandez
Executive Chairman

Date: March 21, 2016

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